UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2007

AMIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO 83201

(Address of Principal Executive Offices, Including Zip Code)

(208) 233-4690

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2007, AMIS Holdings, Inc. (the “Company”) approved replacement change of control agreements with its named executive officers (other than its chief executive officer) in response to final regulations issued under Section 409A of the Internal Revenue Code. As part of these replacement agreements, the Company extended the term of the agreements until June 2008, but did not increase the amount of severance benefits provided under the agreements. The change of control severance benefits would be provided in the event of involuntary termination (including a resignation for “good reason” under circumstances specified in the agreements) after a change of control and include severance benefits of nine months of salary (or 12 months in the case of our President, Dr. Ted Tewksbury, and our chief financial officer, Joseph Passarello), 18 months of health benefits and accelerated vesting of half of the executive’s equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: December 6, 2007	By:	/s/ JOSEPH PASSARELLO
	Name:	Joseph Passarello
	Title:	Senior Vice President and Chief Financial Officer